EXHIBIT 12.2

CERTIFICATION

I, KONSTANTINOS ADAMOPOULOS, CERTIFY THAT:

1. I have reviewed this annual report on Form 20-F/A of Safe Bulkers, Inc.; and

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: March 12, 2012	/s/ KONSTANTINOS ADAMOPOULOS
Konstantinos Adamopoulos
Chief Financial Officer and
Director